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                                                                EXHIBIT 10.13(c)

                                                          CONFIDENTIAL TREATMENT
                                                  REQUESTED PURSUANT TO RULE 406

  CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
    CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933. THE
      OMITTED MATERIALS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND
                              EXCHANGE COMMISSION.

                                  CONFIDENTIAL


                          AMENDMENT NUMBER 3 TO AMENDED
                    AND RESTATED LETTER AGREEMENT GCT-026/98

This Amendment Number 3 to Amended and Restated Letter Agreement GCT-026/98, dated as of August 29, 2002 ("Amendment No. 3") relates to the Amended and Restated Letter Agreement GCT-026/98 (the "Letter Agreement") between Embraer - Empresa Brasileira de Aeronautica S.A. ("Embraer") and Republic Airways Holdings, Inc. ("Buyer") dated April 19, 2002, which concerns the Amended and Restated Purchase Agreement GCT-025/98 (the "Purchase Agreement"), as amended from time to time (collectively referred to herein as the "Agreement"). This Amendment No. 3 is between Embraer and Buyer, collectively referred to herein as the "Parties".

This Amendment No. 3 sets forth further agreements between Embraer and Buyer relative to certain payment conditions for the firm and option aircraft.

This Amendment No. 3 constitutes an amendment and modification of the Letter Agreement. All terms defined in the Agreement and not defined herein shall have the meaning given in the Agreement when used herein, and in case of any conflict between this Amendment No. 3 and the Agreement, the terms of this Amendment No. 3 shall control.

WHEREAS, in connection with the Parties' agreements as described above, the Parties have agreed to modify the Letter Agreement as provided below;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Embraer and Buyer do hereby agree as follows:

1. PROGRESS PAYMENTS: Article 9 of the Letter Agreement shall apply for all Aircraft, except that Buyer's obligations thereunder shall be limited as follows:

    Notwithstanding anything to the contrary in the Purchase Agreement and
    Article 9 of the Letter Agreement, Buyer's obligations to make progress payment and initial deposits shall be limited as provided in this Section 1.


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Amendment No. 3 to Amended and Restated Purchase Agreement GCT-025/98
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    On [*] Buyer made a progress payment in an amount of [*] for the Firm
    Aircraft.

    On [*] Buyer shall make a progress payment in an amount of [*] for the Firm Aircraft.

    On [*] Buyer shall make a progress payment in an amount of [*] for the Firm Aircraft.

    On [*] Buyer shall make a progress payment in an amount of [*] for the Firm Aircraft.

    On [*] Buyer shall make an initial deposit in an amount of [*] for the [*] Option Aircraft ([*] per Option Aircraft).

    On [*] Buyer shall make an initial deposit in an amount of [*] for the [*] Option Aircraft ([*] per Option Aircraft).

    Buyer shall not be obligated to make any deposits or further progress payments for the Firm Aircraft or initial deposits for the Option Aircraft until the earlier of (x) [*] after the date Buyer issues shares pursuant to its initial public offering and (y) [*] (the "Catch Up Date").

    On the Catch Up Date, Buyer shall make any additional progress payments for the Firm Aircraft and all initial deposits for the Option Aircraft that would otherwise have been due per Article 9.1A of the Letter Agreement and
    Article 24.a to the Purchase Agreement. In order to compensate Embraer for the delay in such progress payments and initial deposits, interest shall accrue at a rate of [*] on the amount of each progress payment and initial deposit that has been delayed pursuant to this Amendment No. 3 for the duration of such delay (the "Delay PDP Interest"). The Delay PDP Interest payments shall be made in accordance with the provisions of Article 9.3 of the Letter Agreement, except that they shall be paid on the Catch Up Date instead of the date of delivery of an Aircraft.

    On [*] Buyer shall make an interest payment related to the delay in the progress payments for the Firm Aircraft and initial deposits for the Option Aircraft from [*] up to [*], in an amount of [*]. Therefore, the Delay PDP Interest above mentioned shall be calculated starting on [*]. The Delay PDP Interest due pursuant to this Article 1 shall be in addition to all amounts of interest due pursuant to Article 9 of the Letter Agreement.

    It is also understood by the Parties that this delay in progress payments for the Firm Aircraft as described in this Article 1 to this Amendment No. 3 does not [*] in case of [*] (for the avoidance of doubt, [*] is [*]).

2. MISCELLANEOUS: All other provisions of the Agreement, which have not been specifically amended or modified by this Amendment No. 3, shall remain valid in full force and effect without any change.

                          [Intentionally left blank]

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Amendment No. 3 to Amended and Restated Purchase Agreement GCT-025/98

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*Confidential




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IN WITNESS WHEREOF, Embraer and Buyer, by their duly authorized officers, have entered into and executed this Amendment No. 3 to be effective as of the date first written above.

EMBRAER - Empresa Brasileira de           Republic Airways Holdings, Inc.
Aeronautica S.A.

By      /s/ Frederico Fleury Curado       By     /s/ Bryan Bedford
Name:   Frederico Fleury Curado           Name:  Bryan Bedford
Title:  Executive Vice President -        Title: President
Airline Market

By      /s/ Flavio Rimoli
Name:   Flavio Rimoli
Title:  Director of Contracts




Witness: /s/ Fernando Bueno               Witness: /s/ Robert H. Cooper

Name: Fernando Bueno                      Name: Robert H. Cooper




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